UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A/A
(Amendment No. 1)

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

300 Perimeter Park Drive, Suite A Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☑

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights
(Title of class)

Explanatory Note

This Amendment No. 1 amends the Registration Statement on Form 8-A filed by Charles & Colvard, Ltd. (the “Company”) on March 11, 1999, as set forth below:

Item 1	Description of Registrant’s Securities to be Registered.

On August 15, 2011, the Company and American Stock Transfer & Trust Company, LLC, as rights agent, entered into Amendment No. 2 to Rights Agreement (the “Amendment”) amending the Company’s Rights Agreement dated as of February 22, 1999, as amended by Amendment No. 1 dated as of February 18, 2009 (as amended, the “Rights Agreement”).  The Amendment accelerates the expiration of the preferred share purchase rights issued under the Rights Agreement from the close of business on February 22, 2019 to the close of business on August 15, 2011.  Accordingly, as of the close of business on August 15, 2011, the rights issued under the Rights Agreement expired and are no longer outstanding.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.3 to this Registration Statement on Form 8-A and is incorporated herein by reference.

Item 2	Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit No.	Description of Document
4.1
Rights Agreement, dated as of February 22, 1999, by and  between C3, Inc. and First Union National Bank as Rights Agent, including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A and B, respectively (incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)

4.2
Amendment No. 1 to Rights Agreement, dated as of February 18, 2009, between Charles & Colvard, Ltd. and American Stock Transfer & Trust Company, LLC as Rights Agent (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 19, 2009)

4.3
Amendment No. 2 to Rights Agreement, dated as of August 15, 2011, between Charles & Colvard, Ltd. and American Stock Transfer & Trust Company, LLC as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K, as filed with the Securities and Exchange Commission on August 17, 2011)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Charles & Colvard, Ltd.

August 17, 2011	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Document
4.1
Rights Agreement, dated as of February 22, 1999, by and  between C3, Inc. and First Union National Bank as Rights Agent, including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A and B, respectively (incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)

4.2
Amendment No. 1 to Rights Agreement, dated as of February 18, 2009, between Charles & Colvard, Ltd. and American Stock Transfer & Trust Company, LLC as Rights Agent (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 19, 2009)

4.3
Amendment No. 2 to Rights Agreement, dated as of August 15, 2011, between Charles & Colvard, Ltd. and American Stock Transfer & Trust Company, LLC as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K, as filed with the Securities and Exchange Commission on August 17, 2011)